                                                                     EXHIBIT 4.4





                           REVOLVING CREDIT AGREEMENT


                         DATED AS OF DECEMBER ____, 1994

                                     BETWEEN

                        THE CHICAGO DOCK AND CANAL TRUST

                                       AND

                FIRST BANK, N.A., A NATIONAL BANKING ASSOCIATION

                           REVOLVING CREDIT AGREEMENT


     THIS REVOLVING CREDIT AGREEMENT is entered into this _____ day of December, 1994, by and between the following:

     THE CHICAGO DOCK AND CANAL TRUST, an Illinois business trust, established under declaration of trust dated January 22, 1962, and restated under declaration of trust dated September 16, 1986, and subsequently amended, having its principal place of business at 455 East Illinois Street, Chicago, IL 60611 ("BORROWER"); and

     FIRST BANK, N.A., a national banking organization under the laws of the United States of America ("LENDER"), having an office at Wrigley Building, 400-410 North Michigan Avenue, Chicago, IL 60611.


                                    RECITALS

     A. Borrower is the owner of real estate commonly known as Cityfront Place Midrise, located at 440 & 480 North McClurg Court, Chicago, Illinois. ("Property") which is comprised of two twelve-story mid-rise apartment buildings with 424 total units and indoor parking for 346 cars, more particularly described on EXHIBIT H hereto.

     B. Borrower has requested, and Lender has agreed to provide, a revolving credit facility to Borrower in the aggregate principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) upon the terms and conditions hereafter specified, secured by, among other things, the Property.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

     "ADJUSTED LIBOR RATE" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of the Base LIBOR Rate applicable to such LIBOR Interest Period, adjusted for required reserves and assessments, plus 135 basis points per annum.

     "ADVANCE" means a loan to the Borrower hereunder by the Lender pursuant to
SECTION 2.1(a) hereof, including the Initial Advance and all subsequent
Advances.

     "AFFILIATE" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting stock or securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "AGREEMENT" means this Revolving Credit Agreement and all amendments, modifications and supplements hereto.

     "APPRAISAL" means an appraisal in form and substance satisfactory to the Lender and prepared by an appraiser acceptable to the Lender in accordance with the requirements established under FIRREA and FDICIA.

     "APPRAISED VALUE" means, with respect to the Property the appraised value set forth in the Appraisal.

     "ASSIGNMENT OF OPERATING AGREEMENTS AND CONTRACTS" means the assignment or assignments of any operating or management agreements and contracts with respect to the Property, the form of which is attached hereto as EXHIBIT C.

     "ASSIGNMENT OF RENTS AND LEASES" means the assignments of the rents and leases for the Property, the form of which is attached hereto as EXHIBIT F.

     "BASE LIBOR RATE" means, the offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/32 of 1%), for delivery of such deposits on the first day of such LIBOR Interest Period, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days preceding the date of such Advance. If at least two rates appear on the Reuters Screen LIBO Page, the rate for such LIBOR Interest Period shall be the arithmetic mean of such rates (rounded as provided above). If fewer than two rates appear, the rate for such LIBOR Interest Period shall be determined by the Bank based on rates offered to the Bank for United States Dollar deposits in the London interbank market. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

     "BORROWER" shall have the meaning set forth in the introductory paragraph of this Agreement, along with its permitted successors and assigns.

     "BUDGET" means (i) a detailed budget showing expected revenues and expenses of the Property for a given fiscal year of the Borrower, and (ii) a schedule for all renovation and tenant improvement work at the Property, all of which are approved in form and substance by the Lender.

     "BUSINESS DAY" means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in Chicago, Illinois and in London, England.

     "CLOSING DATE" means the date that all of the conditions precedent to the funding of the Initial Advance have been fulfilled or waived, all in accordance with SECTION 4.1 hereof.

     "CODE" means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

     "COLLATERAL" means all of the now existing or hereafter acquired rights of the Borrower in the Property and all rents, leases, easements, options, personal property and other rights and property related to the ownership or operation thereof.

     "COMMITMENT FEE" means the fee to be paid by Borrower to Lender in accordance with SECTION 2.3 hereof equal to One Hundred Thousand and No/100 Dollars ($100,000.00).

     "COMMERCIAL LEASES" means any Lease to a tenant for use of the Property or a portion thereof for purposes other than for use as an apartment residence.

     "COMMITMENT" means the obligation of Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make Advances not exceeding the applicable amounts in effect from time to time as described in SECTION 2.1(b) hereof.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Borrower and/or its Affiliates, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

     "DEFAULT" means an event which, with notice or lapse of time or both, would become an Event of Default.

     "DEFAULT RATE" means with respect to any LIBOR Advance, a rate equal to the applicable Adjusted LIBOR Rate plus four percent (4%) per annum.

     "DOLLARS" and "$" mean United States Dollars.

     "DRAW REQUEST" means a written request of the Borrower to Lender for an Advance, specifying (i) the date of the proposed Advance, which shall be a Business Day; (ii) the aggregate principal amount of such proposed Advance, which amount shall be at least Five Hundred Thousand and No/100 Dollars ($500,000.00), provided that LIBOR Advances shall be made only in multiples of One Hundred Thousand and No/100 Dollars ($100,000.00); and (iii) the LIBOR Interest Period applicable thereto.

     "DRAW REQUEST DOCUMENTS" shall include, without limitation, the following:

            (i)  a Draw Request;

           (ii)  a certificate executed by an authorized officer of the Borrower
     (1) reaffirming the representations and warranties of Borrower contained in the Loan Documents, and (2) confirming that no Default or Event of Default exists; and

            (iii) such other information or documents as Lender may reasonably request.

     "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity Agreement dated as of the Closing Date executed by Borrower substantially in the form of EXHIBIT D hereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

     "EVENT OF DEFAULT" means any event set forth in ARTICLE VIII hereof.

     "EXISTING LEASES" means all of the leases with respect to the Property in effect as of the Closing Date.

     "FACILITY" means the revolving credit facility described in SECTION 2.1 hereof.

     "FDICIA" means the Federal Deposit Insurance Corporation Improvement Act of 1991, as the same may be amended from time to time, and the regulations promulgated thereunder from time to time.

     "FINANCING STATEMENT" means Form UCC-1 and Form UCC-2 financing statements, in form and content acceptable to Lender.

     "FIRREA" means the Financial Institutions, Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder from time to time.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "GROSS REVENUES" means total revenues, calculated in accordance with GAAP.

     "HAZARDOUS MATERIAL" means any hazardous, toxic or dangerous waste, substance or material subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and federal, state or local so-called "Superfund" or "Superlien" laws, or any other federal, state or local laws, ordinances, rules or regulations governing or regulating hazardous materials, pollution, the environment or public health, as now or at any time hereafter in effect.

     "INITIAL ADVANCE" means the first Advance made to Borrower by Lender upon the fulfillment of all of the terms and conditions of SECTION 4.1 hereof.

     "INSOLVENCY" means insolvency as defined in the United States Bankruptcy Code, as amended. "INSOLVENT" when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

     "LENDER" has the meaning ascribed to it in the introductory paragraph of this Agreement along with its permitted successors and assigns.

     "LIBOR ADVANCE" means an Advance that bears interest at the Adjusted LIBOR Rate.

     "LIBOR INTEREST PERIOD" means, with respect to a LIBOR Advance, a period of one (1), two (2), three (3) or six (6) months, as selected in advance by Borrower, but only to the extent such periods in excess of three (3) months are generally available from Lender.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Environmental Indemnity, the Security Documents and any and all other agreements or instruments creating or evidencing the Lender's interest in any Collateral provided to the Lender by the Borrower and any other instrument or agreement required and/or provided to Lender hereunder or thereunder, as any of the foregoing may be amended from time to time.

     "MARGIN STOCK" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

     "MATURITY DATE" means the earliest to occur of:

          (a) the last Business Day immediately prior to the third (3rd) anniversary of the Closing Date; or

          (b) the date on which the Lender accelerates the Obligations pursuant to ARTICLE IX hereof.

     "MORTGAGE" means the first priority mortgage executed by the Borrower as the owner of fee title with respect to the Property, including all improvements thereon and rights and easements appurtenant thereto, in connection with this Facility, the form of which is attached hereto as EXHIBITS B.

     "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.


     "NET WORTH" means the total shareholder's equity of Borrower as determined on Borrower's financial statements, prepared in accordance with GAAP.

     "NOTE" means the promissory note payable to the order of Lender in the amount of the Commitment, in the form attached hereto as EXHIBIT A.

     "OBLIGATIONS" means the Advances, all accrued and unpaid fees and all other obligations of Borrower to the Lender arising under this Agreement or any of the other Loan Documents.

     "PBGC" - means Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED EXCEPTIONS" means those matters to which the interest of Borrower in the Property is permitted by the Lender to be subject, on the Closing Date and thereafter, and such other title exceptions or objections, if any, as the Lender or its counsel may approve in advance in writing.

     "PERMITTED LIENS" means:

          (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which are being contested in good faith by appropriate proceedings which have the effect of staying any enforcement for non-payment thereof;

          (b) Liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen, workmen and repairmen arising in the ordinary course of business and which have been bonded over and removed of record or have otherwise been insured over by the title insurer for the Property;

          (c) Liens imposed by mandatory provisions of law related to workers' compensation, unemployment insurance, social security or other similar legislation arising in the ordinary course of business and which are being contested and/or removed in a continuous and businesslike manner;

          (d) Judgment and other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are vigorously and continuously contested by appropriate proceedings;

          (e) Easements, rights of way, restrictions and other similar encumbrances which alone and/or in the aggregate, do not materially interfere with the occupation, use and enjoyment of the Property; and

          (f)  Permitted Exceptions.

     "PERSON" means an individual, a corporation, a limited or general partnership, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

     "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "PROPERTY" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "SECURITY AGREEMENT" means the pledge of the personal property which is a part of the Collateral, the form of which is attached hereto as EXHIBIT E.

     "SECURITY DOCUMENTS" means:

          (a)  the Mortgage;

          (b)  the Assignment of Operating Agreements and Contracts;

          (c)  the Assignment of Rents and Leases;

          (d)  the Security Agreement;

          (e) Financing Statements securing the first priority security interest of the Lender in all of Borrower's interest in the fixtures on the Property and all personal property owned by Borrower and located on the Property and/or necessary or useful in the operation of the Property;

          (f)  The Subordination, Non-Disturbance and Attornment Agreements;
and

          (g) all estoppels, consents, acknowledgements and other documentation executed in connection with the creation and perfection of the Lender's security interest.

     "SINGLE EMPLOYER PLAN" - means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

     "SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS" means those subordination, non-disturbance and attornment agreements executed from time to time between the Lender and the Manager, Garage Manager, and with tenants under Commercial Leases, in the form attached hereto as EXHIBIT I, with such modifications as Lender may deem appropriate.

     "TAX AND INSURANCE ACCOUNT" means an interest-bearing account required by Lender to be established by Borrower with the Lender which shall be funded in amounts satisfactory to Lender to be used as a reserve which may be used by Borrower solely for the payment of real estate taxes and insurance premiums on the Property becoming due thereafter.

     "TRANSFEREE" is defined in SECTION 10.2 hereof.

     "UNFUNDED LIABILITIES" means, (x) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (y) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

     The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

     1.2 FINANCIAL STANDARDS. All financial computations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except that if any Person's financial statements are not audited, such Person's financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lender with respect to the Borrower or the Property in connection with this Agreement and shall be certified by an authorized representative of such Person.

                                   ARTICLE II

                                  THE FACILITY

     2.1  THE FACILITY.

          (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lender agrees to make Advances to Borrower from time to time prior to the Maturity Date, PROVIDED THAT the making of any such Advance will not cause the sum of all then outstanding Advances to violate any financial covenants of Borrower set forth herein. This facility ("FACILITY") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances.

          (b) The Commitment of Lender shall be Twenty Million and No/100 Dollars ($20,000,000.00).

          (c) The Facility created by this Agreement has a term of three (3) years and shall terminate on the Maturity Date.

          (d) If the Closing Date has not occurred by December 30, 1994 for any reason, the Lender shall have the right, by written notice to the Borrower, to terminate this Agreement and any obligations Lender may have to the Borrower hereunder.

     2.2 EVIDENCE OF CREDIT EXTENSIONS. The Advances of Lender outstanding at any time shall be accounted for by Lender's internal books and records, which shall be deemed to be dispositive evidence of the aggregate Advances hereunder outstanding, from time to time, absent manifest error.

     2.3  FEES.

          On or prior to the Closing Date, the Borrower shall pay to Lender the Commitment Fee of One Hundred Thousand and No/100 Dollars ($100,000.00).

     2.4  INTEREST.

          (a) The outstanding principal balance under the Note shall bear interest from time to time at a rate per annum equal to the Adjusted LIBOR Rate.

          (b) All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each LIBOR Advance shall be payable (i) on the first day of each calendar month, (ii) on any date on which the LIBOR Advance is prepaid, whether due to acceleration or otherwise, and
(iii) on the Maturity Date. If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment.

     2.5  LIBOR ADVANCES, LIBOR INTEREST PERIODS AND LIBOR RATES.

          (a) Borrower, from time to time, may select the commencement date (which must be a Business Day) and length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall provide Lender with a Draw Request not later than 11:00 a.m. (Chicago time) at least three (3) Business Days prior to a LIBOR Advance. Not later than noon (Chicago time) on each proposed borrowing date, the Lender shall make available the Advance requested in funds immediately available in Chicago, Illinois by transfer to Borrower's account at Lender.

          (b) Lender shall, as soon as practicable after receipt of a Draw Request, determine the Adjusted LIBOR Rate applicable to the requested LIBOR Advance and inform Borrower of the same. Each determination of the Adjusted LIBOR Rate by Lender shall be conclusive and binding upon Borrower in the absence of manifest error.

          (c) If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due Lender as required by SECTION 3.2 hereof.

          (d) As of the end of each LIBOR Interest Period for a LIBOR Advance, the interest rate on the LIBOR Advance will be readjusted to the applicable LIBOR Rate for the same LIBOR Interest Period as that most recently ended, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in this SECTION 2.5.

          (e) The right of Borrower to request a LIBOR Advance pursuant to this Agreement is subject to the availability to Lender of a similar option. If Lender determines that (i) deposits of U.S. dollars in an amount approximately equal to the LIBOR Advance for any LIBOR Interest Rate Period are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lender of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Lender shall so notify Borrower and such Advance shall bear interest at the prime rate of interest minus twenty-five (25) basis points ("Alternate Rate").
A certificate made by an officer of Lender stating the prime rate in effect on any given day shall, for purposes hereof, be conclusive evidence of the prime rate in effect on such day. In the event Lender ceases to use the term "prime rate" then prime rate herein shall be determined by reference to the rate used by Lender as a base rate of interest for commercial loans as the same shall be designated by Lender to Borrower. The "prime rate" is a base reference rate of interest adopted by Lender as a general benchmark from which the Lender determines the floating interest rates chargeable on various loans to borrowers with varying degrees of credit worthiness, and Borrower acknowledges and agrees that Lender has made no representations whatsoever that the "prime rate" is the interest rate actually offered by Lenders to borrowers of any particular credit worthiness.

          (f) If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, other than the business conditions of Lender, it shall become unlawful or impossible for the Lender to make or fund any Advance, the obligation of the Lender to provide such LIBOR Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Lender to continue any LIBOR Advance previously made by it hereunder, the Lender shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Advance to an Advance bearing interest at the Alternate Rate or repay such Advance in full, together with accrued interest thereon, subject to the provisions of this SECTION 2.5.

          (g) In no event may Borrower elect a LIBOR Interest Period which would extend beyond the Maturity Date. Unless Lender agrees thereto, in no event may Borrower have more than six (6) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

     2.6 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, in immediately available funds to Lender at Lender's address specified herein, by noon (Chicago time) on the date when due.

     2.7 DEFAULT. Notwithstanding the foregoing, during the continuance of an Event of Default, Borrower shall not have the right to request a LIBOR Advance, or select a new LIBOR Interest Period for an existing LIBOR Advance. During the continuance of a Default, outstanding Advances shall bear interest at the Default Rate until such Default is cured or the Obligations are paid in full.

     2.8  TAX AND INSURANCE ACCOUNT.   The Borrower shall establish with the
Lender the Tax and Insurance Account prior to or on the Closing Date.

     2.9 GRANT OF SECURITY INTEREST. The Borrower hereby grants to Lender a security interest in the Collateral to secure payment of the Obligations.

     2.10 NON-RECOURSE. Anything contained herein notwithstanding, the Borrower shall have no liability for the payment or performance of any of the covenants, obligations or indemnifications contained in this Agreement, the Note, the Mortgage or the other Loan

Documents under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, except as provided below; PROVIDED, HOWEVER, that nothing contained herein (a) shall be taken to prevent unlimited recourse to, and the enforcement against, the Collateral and the leases and rents connected therewith, for any and all liabilities, obligations and undertakings contained herein, in the Note, the Mortgage or other Loan Documents; or (b) shall limit, restrict or impair Lender's rights or the rights of the holder of the Note to accelerate the maturity thereof upon an Event of Default under this Agreement, the Note, the Mortgage or the other Loan Documents, to bring suit and obtain a judgment against the Borrower (provided execution thereof shall be limited to the Collateral and to the lease and rents connected therewith, and any income and proceeds in respect thereof) on the Note, or to exercise all rights and remedies provided under the Note and under this Agreement, the Mortgage and the other Loan Documents so as to otherwise realize upon said Collateral, leases and rents. And PROVIDED FURTHER, nothing contained in this Agreement, the Note, the Mortgage, or the other Loan Documents shall be taken to prevent enforcement of any claim with respect to, and the Borrower and all other applicable parties shall remain fully liable to the extent they would otherwise be, for (i) a breach or failure of any of the representations or warranties of the Borrower contained herein, in the Mortgage, the Note or the other Loan Documents; (ii) for fraud or a material misrepresentation; (iii) the misapplication of condemnation awards and insurance proceeds received by the Borrower; (iv) any and all security deposits; (v) prepaid rents, income and profits collected with respect to the Collateral more than thirty (30) days in advance and not applied to the payment of debt service or operating expenses; (vi) any and all of the Lender's costs, expenses, damages or liabilities (including, without limitation, all attorney's fees and court costs) directly or indirectly arising out of, or attributable to, the use, generation, storage, release, threatened release, discharge, disposal or presence, on, under or about the Property of any Hazardous Materials; (vii) real estate taxes and insurance premiums due and payable through the date on which the Lender (or its assignee or designee) acquires title to the Property; (viii) any claims made by tenants of the Property arising out of matters that occur prior to the date on which the Lender (or its assignee or designee) acquires title to the Property; (ix) any rental or other income arising with respect to the Collateral and collected by the Borrower after the Lender gives notice that the Borrower is in Default, and for so long as said Default continues, to the full extent of such rental or other income after payment of ordinary and usual costs and expenses of ownership and operation of the Collateral; and (x) waste committed by Borrower at the Collateral.


                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

     3.1 YIELD PROTECTION. If, after the date hereof, the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of the Lender therewith,

                 (i) subjects Lender to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender), or changes the basis of such taxation of payments to Lender in respect of its Advances, the funding thereof, or other amounts due it hereunder; or

                (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender, (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances); or

                (iii) imposes any other condition, and the result is to increase the cost to Lender of making, funding or maintaining loans or reduces any amount receivable by Lender in connection with loans, or requires Lender to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by Lender,

THEN, within fifteen (15) days of demand by Lender, Borrower shall pay Lender that portion of such increased expense incurred or a reduction in an amount received which Lender reasonably determines is attributable to making, funding and maintaining its Advances and its Commitment.

     3.2 FUNDING INDEMNIFICATION. If any payment of a LIBOR Advance occurs on a date which is not the last day of an applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by the Lender, Borrower will indemnify Lender for any loss or cost incurred by Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make its Initial Advance is subject to the condition precedent that on the Closing Date, the following shall have been delivered to the Lender in form and substance reasonably satisfactory to the Lender:

          (a) TRUST AGREEMENT OF BORROWER. A copy of the trust agreement of Borrower, including all amendments thereto, certified by an officer of Borrower as being in full force and effect on the Closing Date.

          (b) LOAN DOCUMENTS. Originals of the Loan Documents (in such quantities as the Lender may reasonably request), duly executed by authorized officers of the appropriate entity.

          (c) OPINION OF BORROWER'S COUNSEL. A written opinion, dated as of the Closing Date, from outside counsel for the Borrower which counsel is reasonably satisfactory to Lender, substantially in the form attached hereto as EXHIBIT G.

          (d) FINANCING STATEMENTS. UCC-1 and UCC-2 Financing Statements, duly executed by Borrower, as reasonably requested by Lender.

          (e) ALTA LOAN POLICY. An ALTA loan policy of title insurance in the amount of the Commitment as of the Closing Date issued by a title insurance company satisfactory to the Lender insuring Lender's first mortgage lien with respect to the Property, showing only Permitted Exceptions and containing all endorsements (including, without limitation, a so-called "comprehensive" endorsement or, if applicable, an endorsement deleting the "standard exceptions" from such title policy) required by the Lender, together with:

                 (i)  copies of all documents referred to therein; and

                (ii) satisfactory reinsurance agreements relating thereto, if required by Lender.

          (f) ALTA SURVEY. Survey of the Property prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys
(1992)" and which is dated not earlier than thirty (30) days prior to the Closing Date and certified to the Lender.

          (g) PROPERTY AGREEMENTS. Copies of all management and leasing agreements (including, without limitation, all reciprocal easement agreements and parking management agreements) for the Property in full force and effect as of the Closing Date.

          (h) MANAGER'S AND TENANT'S SUBORDINATION. Subordination, Non-Disturbance and Attornment Agreement of The Habitat Company ("Manager"), and of 326 South Wells Corporation ("Garage Manager"), and/or such other person engaged to manage or lease the Property, whereby such Manager, Garage Manager and such other parties, and The Market Place, Inc., a tenant under a Commercial Lease, agree to subordinate any present or future liens or interests they may have against such Property in favor of Lender's interest in the Property.

          (i) RENT ROLL. Copies of current rent rolls and leasing status report prepared by Manager for or such other person engaged to manage or lease the Property dated as of the Closing Date and certified as complete, true and correct by the Manager.

          (j)  OCCUPANCY LEASES.  Copies of all of the existing Commercial
Leases.

          (k)  TENANT ESTOPPEL LETTERS.  Estoppel letters, dated within thirty
(30) days of the Closing Date, in form and content satisfactory to the Lender, executed by The Market Place, Inc.

          (l) INSURANCE. Original or certified copies of insurance policies or binders therefor, with accompanying receipts showing prepayment of all premiums evidencing that Borrower carries insurance on the Property which satisfies the requirements of Lender, including, without limitation:

                 (i) Property and casualty insurance (including coverage for flood and other water damage for Property located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Property;

                (ii) Loss of rental income insurance in the amount not less than one year's Gross Revenues from the Properties; and

               (iii) Comprehensive general liability insurance in the amount of Ten Million and No/100 Dollars ($10,000,000.00) per occurrence.

          All insurance must be carried by companies with a Best Insurance Reports (1992) Policyholder's and Financial Size Rating of "A-VII" or better. All insurance required under this Agreement shall have endorsed thereon the standard Mortgagee clause in favor of Lender and shall include the Lender as loss payee. All insurance required under this Agreement shall contain provisions stating that (i) the insurance policy is non-cancelable without at least thirty (30) days' notice to the Lender, and (ii) no claims shall be paid without at least ten (10) days' notice to the Lender.

          (m) SEARCHES. UCC financing statement, judgment, and tax lien searches with respect to the Borrower.

          (n)  REPORTS.  The following reports:

                 (i) A Phase I environmental survey or audit for the Property dated within ninety (90) days of the Closing Date in form and substance satisfactory to the Lender and prepared by a qualified environmental consultant satisfactory to the Lender.

                 (ii) An engineering building inspection report for the Properties dated within ninety (90) days of the Closing Date in form and substance satisfactory to the Lender and prepared by a qualified, licensed engineer/architect satisfactory to the Lender, including a certification that the Property complies in all material respects with the Americans with Disabilities Act of 1990.

          (o) FINANCIAL AND OPERATING STATEMENTS. The following certified operating statements for the Property for the one (1) year period ending December 31, 1993 and certified operating statements for the ten (10) month period ending October 31, 1994, and annual audited statements for the Borrower for the one (1) year period ending April 30, 1994 and certified statements for the three (3) month period ending October 31, 1994:

                    (1)  Balance sheet for the Borrower;
                    (2)  Statement of profit and loss
                         for the Borrower and the Property; and
                    (3)  Statement of cash flows for the Borrower.

          (p) BUDGET. A copy of the Budget for the 1995 fiscal year, a copy of which is attached hereto as SCHEDULE A.

          (q) NO ERISA VIOLATIONS. Evidence that the Facility and the Plan do not violate any laws, statutes, orders or regulations governing pension or ERISA plans.

          (r) APPRAISAL. An Appraisal for the Property dated not earlier than sixty (60) days prior to the Closing Date. Lender, not Borrower, shall order the Appraisal. The costs of the Appraisal shall be the responsibility of the Borrower.

          (s) PERSONAL PROPERTY INVENTORY. A detailed personal property inventory for the Property.

          (t) REA ESTOPPELS. Estoppel Letters, dated within thirty (30) days of the Closing Date, in form and content satisfactory to the Lender, executed by any parties to reciprocal easements and operating agreements affecting the Property.

          (u) REA SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. Subordination, Non-Disturbance and Attornment Agreements, in form and content satisfactory to the Lender, executed by the Borrower and by any parties to reciprocal easement and/or operating agreements affecting any of the Property.

          (v) OTHER EVIDENCE AS LENDER MAY REQUIRE. Such other evidence as Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

     4.2 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. Advances after the Initial Advance shall be made from time to time as requested by Borrower, and the obligation of Lender to make any Advance is subject to the following terms and conditions:

          (a) prior to each such Advance, no Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Lender, Borrower shall deliver a certificate of Borrower to such effect;

          (b) the Lender shall have received and approved the Draw Request Documents;

          (c) if applicable and if the Lender so requests, Lender has received and approved copies of all permits and governmental approvals necessary for any renovation or tenant improvement work at the Properties to be funded from such Advance;

          (d) if applicable and if the Lender so requests, copies of all leases, lease amendments and other material contracts or agreements relating to the use or uses of the Advance;

          (e) reaffirmation by Borrower of the representations and warranties stated herein and in the Loan Documents;

          (f)       the Borrower is not Insolvent;

          (g) if there has been a casualty or condemnation at the Property and Lender has elected or was required to reimburse Borrower out of the insurance proceeds or condemnation award, as applicable, pursuant to the Mortgage, the undisbursed balance of such insurance proceeds or condemnation awards, as applicable, together with the then-current undisbursed portion of the Commitment under the Facility (subject to the financial covenants and restrictions contained herein) are sufficient to pay for the cost of completion of the work free and clear of liens and if such proceeds are insufficient, Borrower has deposited the amount of such deficiency with Lender prior to the disbursement of the Advance; and

          (h) if at any time the Net Worth falls below Fifty Million and No/100 Dollars ($50,000,000.00).


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants that:

     5.1 EXISTENCE. Borrower is a business trust duly organized and existing under the laws of the State of Illinois, with its principal place of business in the State of Illinois.

     5.2 TRUST POWERS. The execution, delivery and performance of the Loan Documents required to be delivered by Borrower hereunder are within the trust authority of Borrower have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of Borrower, or any instrument or agreement to which Borrower is a party or by which Borrower or any of its assets is bound or affected.

     5.3 GOVERNMENT AND OTHER APPROVALS. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

     5.4 ZONING AND USE. There are no pending, or to Borrower's knowledge threatened, actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning of the Property or any part thereof, or any building or other permits heretofore issued with respect thereto, or asserting that such zoning or permits do not permit the continued use of the Property as contemplated by this Agreement. To the best of Borrower's knowledge, the use of the Property does not and will not materially violate in any respect (i) any laws of any kind whatsoever (including zoning laws), or (ii) any building permits or other approvals, restrictions of record, or any agreement affecting the Property or any part thereof. Neither the zoning nor any other right to use the Property is to any extent dependent upon or related to any real property other than the Property except as disclosed pursuant to the Permitted Exceptions.

     5.5 COMPLIANCE WITH LAWS. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on the Borrower which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

     5.6 ENFORCEABILITY OF AGREEMENT. This Agreement is the legal, valid and binding obligation of the Borrower, and the Note when executed and delivered will be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

     5.7 TITLE TO PROPERTY. To the best of Borrower's knowledge, the Borrower has good and marketable title to the Property free and clear of Liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Property other than in favor of the Lender. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lender.

     5.8 LITIGATION. There are no material suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge, threatened against or affecting the Borrower or the Property, except as disclosed on SCHEDULE 5.8 hereto.

     5.9 EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Borrower under any of the Loan Documents.

     5.10 INVESTMENT COMPANY ACT OF 1940. The Borrower is not, and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

     5.11 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

     5.12 REGULATION U. The proceeds of the Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     5.13 FINANCIAL INFORMATION. All financial statements furnished to the Lender by or at the direction of the Borrower and all other financial information and data furnished by the Borrower to the Lender are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Borrower as of such date. The Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

     5.14 FACTUAL INFORMATION. All factual information heretofore or contemporaneously furnished by (or, to the best of Borrower's knowledge, on behalf of) the Borrower to the Lender for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by (or, to the best of Borrower's knowledge, on behalf of) the Borrower to the Lender will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

     5.15 ERISA. There are no Unfunded Liabilities in any Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan. The assets of the Borrower are not "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Code.

     5.16 TAXES. All required tax returns have been filed by the Borrower with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

     5.17 ENVIRONMENTAL COMPLIANCE. Except as set forth on SCHEDULE 5.17 hereto, the Borrower has not, nor, to the best knowledge of the Borrower, has any other Person, ever caused or permitted any Hazardous Material to be generated, used, transported, placed, held, located or disposed of on, under, at or about the Property except in compliance with all applicable federal, state, foreign and local laws, rules, regulations and orders, nor has the Property ever been used (either by the Borrower or, to the best knowledge of the Borrower, by any other Person) as a dump site, a storage (whether permanent or temporary) site for any Hazardous Material nor is there or have there been any underground storage tanks on, in or under the Property, and no governmental or regulatory authorities have filed any actions or issued any orders against the Borrower with respect to Hazardous Material at, on, or under the Property. The Borrower has not nor, to the best knowledge of the Borrower, has any other Person, installed any friable asbestos or any substance containing asbestos deemed hazardous by federal or any state governmental or regulatory authorities in the Property. The representations contained in this SECTION 5.17 shall survive in perpetuity (or for such period as may be permitted by law), notwithstanding the payment in full of the Note and the performance of all other obligations under the Loan Documents.

     5.18 INSURANCE. Borrower has obtained the insurance which Borrower is required to furnish to Lender under SECTION 4.1(l) hereof.

     5.19 LEASES. Borrower and its agents have not entered into any lease or leases or other arrangements for occupancy of space within the Property other than Existing Leases and any leases entered into after the Closing Date in accordance with the terms and conditions of this Agreement and any of the other Loan Documents. The Existing Leases are in full force and effect. Except as set forth on SCHEDULE 5.19 hereto, neither Borrower nor, to the best of Borrower's knowledge, any tenant thereunder has defaulted in the performance of their respective obligations under the Commercial Leases.

     5.20 NO BROKERS. Borrower has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Advances. Lender shall not be responsible for the payment of any fees or commissions to any broker and Borrower shall indemnify, defend and hold Lender harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Lender as a result of claims made or actions instituted by any broker or person claiming by, through or under Borrower in connection with the Facility.

     5.21 NO VIOLATION OF USURY LAWS. No aspect of any of the transactions contemplated herein violate or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.

     5.22 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445 or 7701 of the Code.

     5.23 NO MANAGEMENT AND LEASING AGREEMENTS; NO GROUND LEASES. There are no management and/or leasing agreements with any Person for, concerning or with respect to the Property or any portions thereof, other than the existing agreement with Manager and the parking agreement with the Parking Manager. Neither the Property, nor any portions thereof are subject to, covered by and/or owned pursuant to any ground lease.

     Borrower agrees that all of its representations and warranties set forth in
ARTICLE V of this Agreement and elsewhere in this Agreement will be true on the Closing Date, and will be true upon the date of each request for disbursement of an Advance. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request for disbursement of an Advance.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as the Commitment shall remain available and until the full and final payment of all obligations incurred under the Loan Documents they will:

     6.1  NOTICES.  Promptly give written notice to Lender of:

          (a) all litigation or arbitration proceedings affecting the Borrower or the Collateral where the amount claimed is One Million and No/100 Dollars ($1,000,000.00) or more;

          (b) any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

          (c)  all material claims filed against the Property;

          (d) any change in the equity ownership of any Collateral other than dispositions of personal property in the ordinary course of business;

          (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of the Borrower to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, the Borrower proposes to take with respect thereto;

          (f) any default under any ground lease, operating agreement, reciprocal easement agreement, deed of trust or mortgage relating to any Collateral, or any breach or default under any material agreement relating to any Collateral; and

          (g) any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting the Property.

     6.2  FINANCIAL STATEMENTS, REPORTS, ETC.   Deliver to Lender, for the
Borrower, and/or the Property, as the case may be, unless otherwise specified:

          (a) CALENDAR YEAR. Promptly upon completion, but in any event not later than sixty (60) days after the end of each calendar year, (A) a copy of the Budget for operation and management of the Property for the succeeding fiscal year, which Budget shall be satisfactory to the Lender, in their reasonable discretion; and (B) annual operating reports (including capital expenditures) for the Property, certified by the Manager;

          (b) FISCAL YEAR. Not later than ninety (90) days after the end of each fiscal year, annual operating statements for the Borrower prepared on an accrual basis and audited and certified by independent accountants satisfactory to Lender as being complete and correct;

          (c) FISCAL QUARTER. Not later than forty-five (45) days after the end of each fiscal quarter:

                 (i) the then most recent quarterly operating statements (including a balance sheet, statement of profit and loss and statement of cash flows) for the Borrower for such fiscal quarter and for the calendar year to date, prepared on an accrual basis and certified as complete and correct by an authorized representative of Borrower; and

                (ii) A statement from the Chief Financial Officer of Borrower stating that after reviewing the books, records and affairs of the Borrower as of the end of such fiscal quarter, Borrower is in compliance with all of the covenants contained in this Agreement, and that there is no Default or Event of Default, to the best of such officer's knowledge, hereunder or under any of the Loan Documents.

          (d) SEMI-ANNUAL. Not later than thirty (30) after the end of each calendar year and each six-month anniversary thereof, a copy of the rent roll for the Property certified as being true, correct and complete by an officer of the Borrower or the Manager;

          (e) REAL ESTATE TAXES. Not later than thirty (30) days after the due date of each installment of real estate taxes with respect to the Property, evidence satisfactory to the Lender of the payment in full of such installment; and

          (b) OTHER DOCUMENTS. Such other statements or reports as the Lender may reasonably request in form and detail satisfactory to the Lender.

     6.3 EXISTENCE AND CONDUCT OF OPERATIONS. Except as permitted herein, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which its business is operated. The Borrower shall carry on and conduct its businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted.

     6.4 LEASES. Borrower shall be free to lease space within the Property for residential purposes so long as same is for a period of twenty-six months or less and is at a competitive market rental, and on a form of lease substantially in accordance with the form of lease approved by Lender. Borrower will provide Lender with copies of all Commercial Leases and amendments thereto within thirty
(30) days of the full execution of same, all of which must be approved by Lender in advance as required by Section 7.6 hereof.

     6.5 APPRAISALS OF PROPERTY. Reimburse the Lender for all costs and expenses incurred in connection with Lender's obtaining Appraisals for the Property as requested from time to time by the Lender provided that Borrower shall only be obligated to reimburse the Lender for all costs and expenses incurred in connection with an Appraisal prior to the Closing Date or after an Event of Default.

     6.6 MAINTENANCE OF THE COLLATERAL. Maintain, preserve, protect and keep the Collateral in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.

     6.7 INSURANCE. Provide a certificate of insurance from all insurance carriers who maintain policies with respect to the Property within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lender pursuant to SECTION 4.1(l) hereof is in full force and effect. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Lender) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Property, requires such notification.

     6.8 PAYMENT OF OBLIGATIONS. Pay all taxes, assessments, governmental charges and other obligations of the Property when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by Borrower on the date hereof.

     6.9 COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority in respect of the Property.

     6.10 COMPLIANCE WITH BUDGET. Do all things commercially reasonable to comply with the Budget, including limiting expenditures and distributions as set forth herein and therein.

     6.11 ADEQUATE BOOKS. Maintain, or cause to be maintained, adequate books, accounts and records in order to provide financial statements in accordance with GAAP (as to the Borrower) and, if requested by Lender, permit employees or representatives of Lender at any reasonable time and upon reasonable notice to inspect and audit the Property and Borrower and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.

     6.12 ERISA. Comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.

     6.13 ACCOUNTS. Borrower will continue to maintain all existing trust and deposit accounts with Lender. Additionally, Borrower will deposit and maintain with Lender all security deposit accounts, operating accounts, and capital reserve accounts for the Property, and the Tax and Insurance Account.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as the Commitment shall remain available and until full and final payment of all obligations incurred under the Loan Documents, without the prior written consent of the Lender, it will not:

     HI\ CHANGE OF OWNERSHIP/MANAGEMENT OF PROPERTY. Permit a change in ownership of the Property and/or terminate the Manager without the prior written consent of Lender to the replacement manager, and/or permit the Property to operate without a manager. For purposes hereof, the conveyance of the Property to an entity owned entirely by Borrower ("Subsidiary") or the change in ownership of forty-nine percent or less of the undivided interests in the Property, so long as Borrower remains the manager of any co-ownership arrangement, shall not be a violation of this covenant not to change ownership of the Property. Notwithstanding the foregoing, any transfer or change in ownership of the Subsidiary without the prior written consent of the Lender is not permitted.

     7.2 USE OF PROCEEDS. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation unless the board of directors of such corporation has consented to such offer prior to any public announcements relating thereto and the Lender have consented to such use of the proceeds of the Facility.

     7.3 LIENS. Create, assume or suffer to exist any Lien (including the Lien of an attachment, judgment or execution) on the Property or on any Collateral, whether now owned or hereafter acquired, except the Permitted Liens.

     7.4 REGULATION U. Use any of the proceeds of the Advances to purchase or carry any Margin Stock.

     7.5 COMMERCIAL LEASES. Execute, amend or terminate the Commercial Leases at the Property or execute any additional Commercial Leases without the prior written consent of the Lender, which consent will not be unreasonably withheld or delayed.


                                  ARTICLE VIII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute an Event of Default:

     8.1 NONPAYMENT OF PRINCIPAL. The Borrower fails to pay any principal portion of the Obligations when due, whether under SECTION 2.4 hereof, on the Maturity Date or otherwise.

     8.2  CERTAIN NEGATIVE COVENANTS.  The Borrower, is not in compliance with
SECTION 7.1 hereof.

     8.3 NONPAYMENT OF INTEREST AND OTHER OBLIGATIONS. The Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of five (5) days after the date same becomes due.

     8.4 LOAN DOCUMENTS. Any Loan Document is not in full force and effect or a Default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

     8.5 REPRESENTATION OR WARRANTY. At any time or times hereafter any representation or warranty set forth in Articles V of this Agreement or in any statement, report or certificate now or hereafter made by the Borrower to the Lender is not true and correct in any material respect.

     8.6 COVENANTS, AGREEMENTS AND OTHER CONDITIONS. The Borrower fails to perform or observe any of the other covenants, agreements and conditions contained in ARTICLES VI and VII (except for SECTION 7.1 hereof) and elsewhere in this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, not specifically referred to herein, and such Default continues unremedied for a period of thirty (30) days after written notice from Lender, PROVIDED, HOWEVER, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such Default shall not constitute an Event of Default hereunder so long as (i) the Borrower has commenced a cure within such thirty-day period and (ii) thereafter, Borrower is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Lender and (iii) such default is cured not later than sixty (60) days after the expiration of such thirty (30) day period.

     8.7 DUE ON SALE. Any transfer, assignment or sale of the Property or any portion thereof occurs without the prior written consent of the Lender, except as expressly permitted in SECTION 7.1 hereof.

     8.8  INSOLVENCY OF BORROWER.  The Borrower is Insolvent.

     8.9  BANKRUPTCY.

          (a) VOLUNTARY. The Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they become due, or files any petition or action for relief as to itself under any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law or laws for the relief of, or relating to, debtors, or applies for or consents to a receiver, trustee or custodian for it or a substantial portion of its property, or makes a general assignment for the benefit of creditors.

          (b) INVOLUNTARY. An involuntary petition is filed under any federal or state bankruptcy or similar statute, whether now or hereafter existing, against the Borrower or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any Collateral unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of such filing or appointment.

     8.10 LEGAL PROCEEDINGS. The Borrower is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Collateral by any governmental department, office or agency, which could materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of their respective business affairs and failure to vacate, stay, dismiss, set aside or remedy the same within sixty (60) days after the occurrence thereof.

                                   ARTICLE IX

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     9.1  ACCELERATION.

          If any Event of Default described in SECTION 8.9 hereof occurs, the obligation of the Lender to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in ARTICLE VIII hereof occurs, such obligation to make Advances shall be terminated and at the election of the Lender, the Obligations may be declared to be due and payable.

     9.2 PRESERVATION OF RIGHTS; AMENDMENTS. No delay or omission of the Lender in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.


                                    ARTICLE X

                                 PARTICIPATIONS

     10.1 PARTICIPATIONS. Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Advance owing to the Lender, the Note held by Lender, the Commitment of the Lender or any other interest of the Lender under the Loan Documents. In the event of any such sale by Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under the Loan Documents. Notwithstanding the foregoing, in all events Lender will hold at least fifty-one (51%) percent of the outstanding Advances made pursuant hereto. Nothing herein stated shall limit the right of the Lender to assign any interest in any Advance, or in the Note, to the Federal Reserve Bank.

     10.2 DISSEMINATION OF INFORMATION. Borrower authorizes Lender to disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of Borrower.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this Agreement shall survive delivery of the Note and the making of the Advances herein contemplated.

     11.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     11.3 TAXES. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

     11.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     11.5 NO THIRD PARTY BENEFICIARIES. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     11.6 EXPENSES; INDEMNIFICATION. Subject to the provisions of this Agreement, Borrower will pay (a) all out-of-pocket costs and expenses incurred by the Lender (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Lender) in connection with the preparation, execution and delivery of this Agreement, the Note, the Other Loan Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Lender (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Lender, which counsel may be employees of the Lender) in connection with the successful enforcement and protection of the rights of the Lender under this Agreement, the Note, the Other Loan Documents or any other agreement or document referred to herein or therein, and (c) all costs of obtaining all Appraisals, environmental reports, engineering reports and all other documents or reports required to be furnished to the Lender pursuant to SECTION 4.1 hereof. The obligations of the Borrower under this
Section 11.6 shall survive the termination of this Agreement.

     11.7 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.8 NONLIABILITY OF THE LENDER. The relationship between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall not have any fiduciary responsibility to the Borrower. The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     11.9 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     11.10 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     11.11 WAIVER OF JURY TRIAL. THE BORROWER, AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     11.12 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any note or notes issued in exchange therefor.

     11.13 ENTIRE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents embody the entire agreement among the Borrower and Lender and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and Lender.

     11.14 SET-OFF. If an Event of Default shall have occurred, Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all money or property existing in accounts related to the Property (excepting therefrom accounts solely containing the money of another (i.e. security deposit accounts) or the Tax and Insurance Account) or any other indebtedness at any time held or owing by Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

     11.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.


                                   ARTICLE XII

                                     NOTICES

     12.1 GIVING NOTICE. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after same is mailed, if by regular mail, upon acceptance or rejection if sent Certified Mail, upon delivery if sent via recognized overnight courier, and upon receipt if personally delivered. Notice may be given as follows:

     To the Borrower:

          The Chicago Dock and Canal Trust
          455 East Illinois Street
          Chicago, Illinois  60611
          Attention:  Mr. David R. Tinkham

     With a copy to:

          Wilson & McIlvaine
          500 West Madison Street
          Suite 3700
          Chicago, Illinois 60661
          Attention:  Michael F. Csar, Esq.

     To the Lender:

          First Bank, N.A.
          Wrigley Building
          400-410 North Michigan Avenue
          Chicago, Illinois  60611
          Attention:   Mr. Gregory T. Warsek

     With a copy to:

          Shefsky & Froelich Ltd.
          444 North Michigan Avenue
          Suite 2500
          Chicago, Illinois  60611
          Attention:  Gary I. Levenstein, Esq.

12.2 CHANGE OF ADDRESS. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.





                              *         *         *

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                     THE CHICAGO DOCK AND CANAL TRUST,
                              an Illinois business trust


                              By: ___________________________________________
                                   Name: ____________________________________
                                   Title:  __________________________________

                    ATTEST:
                              By:  __________________________________________
                                   Name:  ___________________________________
                                   Title:____________________________________


LENDER:                       FIRST BANK, N.A., a National Banking Association


                              By: ___________________________________________
                                   Name: ____________________________________
                                   Title:  __________________________________

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                                FORM OF MORTGAGE

                                    EXHIBIT C

                   FORM OF ASSIGNMENT OF OPERATING AGREEMENTS

                                    EXHIBIT D

                         FORM OF ENVIRONMENTAL INDEMNITY

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT F

                     FORM OF ASSIGNMENT OF RENTS AND LEASES

                                    EXHIBIT G

                            LEGAL OPINION - BORROWER

                                    EXHIBIT H

                             DESCRIPTION OF PROPERTY



LOTS 1 AND 2 (EXCEPT THE SOUTH 6.5 FEET THEREOF) IN BLOCK 7 IN CITYFRONT CENTER, BEING A SUBDIVISION IN THE NORTH FRACTION OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

                                    EXHIBIT I

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                                   SCHEDULE A

                                     BUDGET


                          To Be Attached When Available

                                  SCHEDULE 5.8

                                   LITIGATION


As disclosed in the Form 10-Q for Borrower for the quarter ended October 31, 1994, a copy of which has been provided to Lender.

                                  SCHEDULE 5.17

                            ENVIRONMENTAL COMPLIANCE



                                      None

                                  SCHEDULE 5.19

                                 LEASE DEFAULTS



                                      None

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . .   1
     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2    Financial Standards. . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE II

                                  THE FACILITY . . . . . . . . . . . . . . .  10
     2.1    The Facility . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.2    Evidence of Credit Extensions. . . . . . . . . . . . . . . . . .  11
     2.3    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     2.4    Required Principal Repayments. . . . . . . . . . . . . . . . . .  11
     2.5    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     2.6    Selection of Rate Option and LIBOR Interest Periods. . . . . . .  12
     2.7    Method of Payment. . . . . . . . . . . . . . . . . . . . . . . .  13
     2.8    Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     2.9    Tax and Insurance Account. . . . . . . . . . . . . . . . . . . .  13
     2.10   Grant of Security Interest . . . . . . . . . . . . . . . . . . .  13
     2.10   Grant of Security Interest . . . . . . . . . . . . . . . . . . .  13

ARTICLE III

                             CHANGE IN CIRCUMSTANCES . . . . . . . . . . . .  13
     3.1    Yield Protection . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.2    Funding Indemnification. . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV

                              CONDITIONS PRECEDENT . . . . . . . . . . . . .  14
     4.1    Conditions Precedent to Closing. . . . . . . . . . . . . . . . .  14
     4.2    Conditions Precedent to Subsequent Advances. . . . . . . . . . .  17

ARTICLE V

                         REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .  18
     5.1    Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     5.2    Trust Powers . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     5.3    Government and Other Approvals . . . . . . . . . . . . . . . . .  18

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

     5.4    Zoning and Use . . . . . . . . . . . . . . . . . . . . . . . . .  18
     5.5    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . .  18
     5.6    Enforceability of Agreement. . . . . . . . . . . . . . . . . . .  19
     5.7    Validity and Perfection of Security Documents. . . . . . . . . .  19
     5.8    Title to Property. . . . . . . . . . . . . . . . . . . . . . . .  19
     5.9    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     5.10   Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  19
     5.11   Investment Company Act of 1940 . . . . . . . . . . . . . . . . .  19
     5.12   Public Utility Holding Company Act . . . . . . . . . . . . . . .  19
     5.13   Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.14   No Material Adverse Financial Change . . . . . . . . . . . . . .  20
     5.15   Financial Information. . . . . . . . . . . . . . . . . . . . . .  20
     5.16   Factual Information. . . . . . . . . . . . . . . . . . . . . . .  20
     5.17   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.18   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.19   Environmental Compliance . . . . . . . . . . . . . . . . . . . .  20
     5.20   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.21   Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.22   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.23   No Violation of Usury Laws . . . . . . . . . . . . . . . . . . .  21
     5.24   Not a Foreign Person . . . . . . . . . . . . . . . . . . . . . .  21
     5.25   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.26   Land Trusts. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.27   No Management and Leasing Agreements; No Ground Leases . . . . .  22

ARTICLE VI

                              AFFIRMATIVE COVENANTS. . . . . . . . . . . . .  22
     6.1    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     6.2    Financial Statements, Reports, Etc.. . . . . . . . . . . . . . .  23
     6.3    Existence and Conduct of Operations. . . . . . . . . . . . . . .  24
     6.4    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.5    Appraisals of Properties . . . . . . . . . . . . . . . . . . . .  24
     6.6    Maintenance of the Property. . . . . . . . . . . . . . . . . . .  24
     6.7    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.8    Payment of Obligations . . . . . . . . . . . . . . . . . . . . .  25
     6.9    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .  25
     6.10   Compliance with Budget . . . . . . . . . . . . . . . . . . . . .  25
     6.11   Adequate Books . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

     6.12   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VII

                               NEGATIVE COVENANTS. . . . . . . . . . . . . .  25
     7.1    Change of Ownership of Property. . . . . . . . . . . . . . . . .  25
     7.2    Change of Borrower Ownership . . . . . . . . . . . . . . . . . .  25
     7.3    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .  25
     7.4    Maintenance of EBITDA. . . . . . . . . . . . . . . . . . . . . .  26
     7.5    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     7.6    Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     7.7    Minimum Net Worth. . . . . . . . . . . . . . . . . . . . . . . .  26
     7.8    Commercial Leases. . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VIII

                                    DEFAULTS . . . . . . . . . . . . . . . .  26
     8.1    Nonpayment of Principal. . . . . . . . . . . . . . . . . . . . .  26
     8.2    Certain Negative Covenants . . . . . . . . . . . . . . . . . . .  26
     8.3    Nonpayment of Interest and Other Obligations . . . . . . . . . .  26
     8.4    Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . .  26
     8.5    Representation or Warranty . . . . . . . . . . . . . . . . . . .  26
     8.6    Covenants, Agreements and Other Conditions . . . . . . . . . . .  27
     8.7    Due on Sale. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.8    Material Adverse Financial Change. . . . . . . . . . . . . . . .  27
     8.9    Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.10   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE IX

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES. . . . . . .  28
     9.1    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     9.2    Preservation of Rights; Amendments . . . . . . . . . . . . . . .  28

ARTICLE X

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. . . . . .  28
     10.1   Successors and Assigns.. . . . . . . . . . . . . . . . . . . . .  28
     10.2   Participations . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
            10.2.1  Permitted Participants; Effect . . . . . . . . . . . . .  28
     10.3   Dissemination of Information . . . . . . . . . . . . . . . . . .  29

ARTICLE XI

                               GENERAL PROVISIONS. . . . . . . . . . . . . .  29
     11.1   Survival of Representations. . . . . . . . . . . . . . . . . . .  29
     11.2   Governmental Regulation. . . . . . . . . . . . . . . . . . . . .  29
     11.3   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     11.4   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     11.5   No Third Party Beneficiaries . . . . . . . . . . . . . . . . . .  29
     11.6   Expenses; Indemnification. . . . . . . . . . . . . . . . . . . .  29
     11.7   Severability of Provisions . . . . . . . . . . . . . . . . . . .  30
     11.8   Nonliability of the Lenders. . . . . . . . . . . . . . . . . . .  30
     11.9   Choice of Law. . . . . . . . . . . . . . . . . . . . . . . . . .  30
     11.10  Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . .  30
     11.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .  31
     11.12  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  31
     11.13  Entire Agreement; Modification of Agreement. . . . . . . . . . .  31
     11.14  Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     11.15  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XII

                                     NOTICES . . . . . . . . . . . . . . . .  32
     12.1   Giving Notice. . . . . . . . . . . . . . . . . . . . . . . . . .  32
     12.2   Change of Address. . . . . . . . . . . . . . . . . . . . . . . .  33

EXHIBITS

A - Form of Note
B - Form of Mortgage
C - Form of Assignment of Operating Agreements and Contracts
D - Form of Environmental Indemnity
E - Form of Security Agreement
F - Form of Assignment of Rents and Leases
G - Legal Opinion - Borrower
H - Description of Property
I - Form of Subordination, Non-Disturbance and Attornment Agreement

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----


SCHEDULES

A    -      Budget
5.8  -      Litigation (Borrower)
5.17 -      Environmental Compliance
5.18 -      Lease Defaults

                                 PROMISSORY NOTE


$20,000,000.00                                                December ___, 1994
                                                               Chicago, Illinois


     FOR VALUE RECEIVED, THE CHICAGO DOCK AND CANAL TRUST, an Illinois business trust (the "Company), promises to pay to the order of FIRST BANK, N.A. (the "Bank"), its successors and/or assigns at the Bank's office at 400-410 North Michigan Avenue, Chicago, Illinois 60611, the principal amount of all loans made by the Bank to the Company under the terms of this Note (each, an "Advance" or collectively the "Advances"). The aggregate principal amount of all Advances outstanding hereunder shall at no time exceed Twenty Million and No/100 Dollars ($20,000,000.00). This Note secures the obligations of the Company to Bank as provided in that certain Revolving Credit Agreement (the "Agreement") dated of even date herewith by and between the Company and Bank.

     All terms capitalized herein shall have, unless otherwise set forth herein, the meaning ascribed thereto as set forth in the Agreement.

     Except as otherwise provided in the Agreement, the unpaid principal amount of the Advances shall bear interest at the Adjusted LIBOR Rate and interest shall be paid as provided in the Agreement. All outstanding principal and accrued interest thereon shall be due and payable on the Maturity Date.

     All payments of principal and interest shall be made in immediately available funds in lawful money of the United States of America.

     The Company may request an Advance on any Business Day. Such request shall be made by 11:00 a.m. (Chicago time), three (3) Business Days prior to the day of the requested Advance. Such request shall specify that amount of the requested Advance (which shall be at least Five Hundred Thousand and No/100 Dollars ($500,000.00) and shall be in multiples of One Hundred Thousand and No/100 Dollars ($100,000.00).

     The Bank shall credit the proceeds of each Advance to the Company's demand deposit account No. 199700019078, maintained at the Bank's office in Chicago, Illinois.

     If there is an Event of Default or Default under the Agreement or any of the other Loan Documents and the Bank exercises its remedies provided under the Agreement and/or any of the other Loan Documents, then in addition to all amounts recoverable by the Bank under such documents, Bank shall be entitled to receive reasonable attorneys' fees and expenses incurred by Bank in successfully exercising such remedies.

     Except as otherwise provided in the Agreement, the Bank may sell participations in all or any part of any Advance to another bank or other entity and may furnish information concerning the Company in the possession of the Bank from time to time to participants or potential participants in any Advances.

     The Company hereby waives presentment, demand, notice of dishonor, protest, and all other demands and notices in connection with this Note. No act of omission or commission of the Bank, including specifically any failure to exercise any right or remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be made only in writing signed by the Bank.

     THE COMPANY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

     This Note shall be governed by the internal laws of the State of Illinois, but giving effect to the Federal Laws applicable to national banks.

     Anything contained herein notwithstanding, the Company shall have no liability for the payment or performance of any of the covenants, obligations or indemnifications contained in this Note, the Agreement, the Mortgage or the other Loan Documents under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, except as provided below; provided, however, that nothing contained herein (a) shall be taken to prevent unlimited recourse to, and the enforcement against, the Collateral and the leases and rents connected therewith, for any and all liabilities, obligations and undertakings contained herein, in the Agreement, the Mortgage or the other Loan Documents; or (b) shall limit, restrict or impair Lender's rights or the rights of the holder of this Note to accelerate the maturity thereof upon an Event of Default under this Note, the Agreement, the Mortgage or the other Loan Documents, to bring suit and obtain a judgment against the Company (provided execution thereof shall be limited to the Collateral and to the lease and rents connected therewith, and any income and proceeds in respect thereof) on this Note, or to exercise all rights and remedies provided under this Note, the Agreement, the Mortgage and the other Loan Documents so as to otherwise realize upon said Collateral, leases and rents. And provided further, nothing contained in this Note, the Agreement, the Mortgage, or the other Loan Documents shall be taken to prevent enforcement of any claim with respect to, and the Company and all other applicable parties shall remain fully liable to the extent they would otherwise be, for (i) a breach or failure of any of the representations or warranties of the Company contained herein, in the Agreement, the Mortgage, or the other Loan Documents; (ii) for fraud or a material misrepresentation; (iii) the misapplication of condemnation awards and insurance proceeds received by the Company; (iv) any and all security deposits;
(v) prepaid rents, income and profits collected with respect to the Collateral more than thirty (30) days in advance and not applied to the payment of debt service or operating expenses; (vi) any and all of the Bank's costs, expenses, damages or liabilities (including, without limitation, all attorney's fees and court costs) directly or indirectly arising out of, or attributable to, the use, generation, storage, release, threatened release, discharge, disposal or presence, on, under or about the Property of any Hazardous Materials; (vii) real estate taxes and insurance premiums due and payable through the date on which the Bank (or its assignee or designee) acquires title to the Collateral; (viii) any claims made by tenants of the Property arising out of matters that occur prior to the date on which the Bank (or its assignee or designee) acquires title to the Property; (ix) any rental or other income arising with respect to the Collateral and collected by the Company after the Bank gives notice that the Company is in Default, and for so long as said Default continues, to the full extent of such rental or other income after payment of ordinary and usual costs and expenses of ownership and operation of the Collateral; and (x) waste committed by the Company at the Collateral.

     The Company is an Illinois business trust established under a Declaration of Trust dated January 22, 1962, and restated as of September 16, 1986, and subsequently amended, a copy of which is on file at the office of the Company and is available for examination. The name "The Chicago Dock and Canal Trust" refers to the Trustees under said Declaration as Trustees and not personally; no Trustee, beneficiary, officer or agent of The Chicago Dock and Canal Trust shall be held to any personal liability in connection with any representation or agreement contained in this Note or in connection with the affairs of said Trust, and the Bank shall look solely to the funds and property of said Trust for the payment of any debt, demand or liability.

                         THE CHICAGO DOCK AND CANAL TRUST,
                         an Illinois business trust


                         By:  ________________________________
                              Name:  _________________________
                              Title: _________________________

                         ATTEST:


                         By:  ________________________________
                              Name:  _________________________
                              Title: _________________________

THIS DOCUMENT PREPARED BY AND
AFTER RECORDING MAIL TO:

Jeffrey J. Stahl, Esq.
Shefsky & Froelich Ltd.
444 North Michigan Avenue
Suite 2500
Chicago, Illinois  60611


                          MORTGAGE, SECURITY AGREEMENT
                             AND FINANCING STATEMENT
                     (INCLUDES WAIVER OF RIGHT OF REDEMPTION
                        AND PROVISION FOR DUE ON SALE OR
                              FURTHER ENCUMBRANCE)


     THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (the "Mortgage") is made as of the _____ day of December, 1994, by and between The Chicago Dock and Canal Trust, an Illinois business trust (the "Mortgagor"), with offices at 455 East Illinois Street, Chicago, Illinois 60611, and First Bank, N.A., a National Banking Association (the "Mortgagee"), with offices at The Wrigley Building, 400-410 North Michigan Avenue, Chicago, Illinois 60611.

                              W I T N E S S E T H:

     WHEREAS the Mortgagor is justly indebted to the Mortgagee pursuant to that Promissory Note of Mortgagor of even date herewith (the "Note") in the principal sum of Twenty Million Dollars ($20,000,000.00), made payable to the order of and delivered to the Mortgagee, pursuant to which the Mortgagor promised to pay the said principal sum, late charges, and interest at the rate and in installments, all as provided in the Note. The final payment of principal and
interest, if not sooner paid, shall be due on December   , 1997.  All payments
on account of the Indebtedness (as that term is defined in Paragraph 1 of this Mortgage) secured hereby shall be applied (a) first to interest on the unpaid principal balance, (b) secondly to any other sums due thereunder, (c) thirdly to all other advances and sums secured hereby, and (d) finally, the remainder to principal. Principal and interest due pursuant to the Note shall be made payable at such place as the holder of the Note may from time to time in writing appoint, and in the absence of such appointment, at the office of the Mortgagee; and

     WHEREAS, to secure the Note, the Mortgagee has required that the Mortgagor cause this Mortgage to be duly executed and recorded in favor of Mortgagee.

     NOW, THEREFORE, the Mortgagor, to secure the payment of all sums of money due pursuant to the Note, this Mortgage, the Revolving Credit Agreement of even date herewith by and between Mortgagor and Mortgagee (the "Loan Agreement") [capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to each in the Loan Agreement] and any documents evidencing or securing the same, inclusive of principal, interest and late charges, and the performance of the covenants and agreements herein contained by the Mortgagor to be performed, and also in consideration of the sum of ONE DOLLAR ($1.00) in hand paid, the receipt whereof is hereby acknowledged, does by these presents MORTGAGE, GRANT, REMISE, RELEASE, ALIEN AND CONVEY unto the Mortgagee and its successors and assigns, the following described real estate and all of its present and hereafter-acquired estate, rights, title and interest therein, situated, lying and being in the County of Cook and State of Illinois, without any relief whatsoever from valuation or appraisement laws of the State of Illinois to-wit:

     SEE LEGAL DESCRIPTION ATTACHED HERETO AS EXHIBIT A AND MADE A PART HEREOF

which, with the property hereinafter described, is collectively referred to herein as the "Premises."

     TOGETHER with all improvements, tenements, reversions, remainders, easements, fixtures and appurtenances now or hereafter thereto belonging, and all rents, issues and profits thereof for so long and during all such times as Mortgagor may be entitled thereto (which are pledged primarily and on a parity with said real estate and not secondarily); all tenant security deposits (but only to be used in accordance with leases to tenants of the Premises), utility deposits and insurance premium rebates to which Mortgagor may be entitled or which Mortgagor may be holding. All of the land, estate and property hereinabove described, real, personal and mixed, whether affixed or annexed or not (except where otherwise hereinabove specified) and all rights hereby conveyed and mortgaged are intended so to be as a unit and are hereby understood, agreed and declared (to the maximum extent permitted by law) to form part and parcel of the real estate and to be appropriated to the use of the real estate, and shall be, for the purposes of this Mortgage, deemed to be real estate and conveyed and mortgaged hereby.

     TO HAVE AND TO HOLD the Premises unto the Mortgagee and its successors and assigns forever, for the purposes and uses herein set forth.

                    IT IS FURTHER UNDERSTOOD AND AGREED THAT:

     1.     OPERATING COVENANTS OF MORTGAGOR.      Mortgagor shall: (a) promptly
repair, restore or rebuild any buildings and other improvements now or hereafter on the Premises which may become damaged or destroyed to substantially the same character as prior to such damage or destruction, without regard to the availability or adequacy of any casualty insurance proceeds or eminent domain awards; (b) keep the Premises constantly in at least the condition and repair as of the date hereof, without waste; (c) keep the Premises free from mechanics' liens or other liens or claims for liens (collectively called "Liens"), (d) make no material structural alterations in or on the Premises without Mortgagee's prior written consent; As used in this Paragraph 1 and elsewhere in this Mortgage, the term "Indebtedness" means and includes the unpaid principal sum evidenced by the Note, together with all interest and late charges, and all other sums at any time as provided in the Note, the Loan Agreement, this Mortgage or any document evidencing or securing the same. Notwithstanding anything contained herein to the contrary, Mortgagor may in good faith and with reasonable diligence contest the validity or amount of any mechanic's lien and defer payment and discharge thereof during the pendency of such contest, provided that:

            (a) Such contest shall prevent the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such mechanic's lien;

            (b) Within thirty (30) days after Mortgagor has been notified of the filing of such mechanic's lien, Mortgagor shall have notified Mortgagee in writing of Mortgagor's intention to contest such mechanic's lien; and

            (c) Mortgagor shall have either obtained a title insurance policy endorsement over such mechanic's lien insuring Mortgagee against loss by reason of the mechanic's lien, or Mortgagor shall have deposited with Mortgagee, at such place as Mortgagee may from time to time in writing appoint, and in the absence of such appointment, then at the place of payment designated in the Note, a sum of money (the "Lien Deposit") which shall be sufficient, in the reasonable judgment of Mortgagee, to pay in full such mechanic's lien and all interest which might become due thereon. Mortgagor shall increase the Lien Deposit whenever, in the reasonable judgment of Mortgagee, such increase is advisable. The Lien Deposit is to be held without any allowance of interest.

            Mortgagee may, at its option, pay the Lien Deposit, or any part thereof, to the mechanic's lien claimant if Mortgagor (i) fails to maintain a sufficient Lien Deposit or (ii) fails to act in good faith or with reasonable diligence in contesting the mechanic's lien claims. If the mechanic's lien contest is resolved in favor of the claimant and there exists no Default, Lender shall pay the Lien Deposit, or any part thereof, to the claimant upon Mortgagee's receipt of evidence satisfactory to Mortgagee of the amount to be paid. Mortgagee shall pay any remaining Lien Deposit to Mortgagor, provided there exists no Default.

     2. PAYMENT OF TAXES. Mortgagor shall pay all general taxes, special assessments and other charges when due before any penalty or interest attaches. Mortgagor shall furnish to Mortgagee duplicate receipts therefor within thirty
(30) days following the date of payment. Mortgagor shall pay in full "under protest" any tax or assessment which Mortgagor may desire to contest, in the manner provided by law.

     3.     TAX AND INSURANCE DEPOSITS

            3.1. TAX DEPOSITS. Mortgagor shall deposit with the Mortgagee commencing on the date of disbursement of any portion of the proceeds of the loan secured hereby and on the first day of each month following the month in which said disbursement occurs, a sum equal to 1/12 of 105% of the amount of all real estate taxes and assessments (general and special) billed in the prior year for the Premises. In addition, Mortgagor shall deposit with the Mortgagee on the date of disbursement of the Initial Advance an amount equal to three (3) months tax deposits in the amount provided pursuant to the foregoing sentence. Such deposits are to be held in a separate interest-bearing account at the Mortgagee, with interest for the benefit of Mortgagor, and are to be used for the payment of taxes and assessments (general and special) on the Premises next due and payable when they become due. If the funds so deposited are insufficient to pay any such taxes or assessments (general or special) when the same become due and payable, the Mortgagor shall, within ten (10) days after demand therefor from the Mortgagee, deposit such additional funds as may be necessary to pay such taxes and assessments (general and special) in full. If the funds so deposited exceed the amount required to pay such taxes and assessments (general and special) for any year the excess shall be applied to a subsequent deposit or deposits.

            3.2. INSURANCE DEPOSITS. For the purpose of providing funds with which to pay premiums when due on all policies of fire and other hazard insurance covering the Premises and the Collateral, as that term is defined in this Mortgage, Mortgagor shall deposit with the Mortgagee on the first day of each month a sum equal to 105% of the insurance premiums for the prior year reduced by the amount, if any, then on deposit with the Mortgagee divided by the number of months to elapse before one (1) month prior to the date when such premiums become due and payable. No interest shall be allowed to Mortgagor on account of any deposit made hereunder and said deposit need not be kept separate and apart from any other funds of the Mortgagee.

     4. INSURANCE. Mortgagor shall carry property and casualty insurance (including coverage for flood and other water damage if the Premises is located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Premises. Mortgagor shall also provide Comprehensive General Liability insurance in the amount of $5,000,000.00 per occurrence. Mortgagor shall also carry loss of rental income insurance in the amount of not less than one year's gross revenues from the Premises. All policies of insurance to be furnished hereunder shall be in forms, companies and amounts satisfactory to Mortgagee, with waiver of subrogation and replacement cost endorsements and a standard non-contributory Mortgagee clause attached to all policies, including provisions requiring that (i) the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days' prior written notice to the Mortgagee, and ii) no claims shall be paid without at least ten (10) days' prior written notice to the Mortgagee. Mortgagor shall deliver certificates of insurance, including certificates for additional and renewal policies, to Mortgagee and, in the case of insurance about to expire, shall deliver renewal certificates not less than thirty (30) days prior to their respective dates of expiration.

     5. ADJUSTMENT OF LOSSES WITH INSURER AND APPLICATION OF PROCEEDS OF INSURANCE.

            (a) In case of loss or damage by fire or other casualty, Mortgagee is authorized to settle and adjust any claim under insurance policies which insure against such risks. Mortgagee is authorized to collect and receipt for any such insurance monies. Such insurance proceeds may, at the option of the Mortgagee be: (x) applied in reduction of the Indebtedness, whether due or not; or (y) held by the Mortgagee and applied to pay for the cost of repair, rebuilding or restoration of the buildings and other improvements on the Premises. If the Mortgagee shall allow the insurance proceeds to be used for repair, restoration or rebuilding, then the Mortgagee agrees to make said proceeds available to reimburse Mortgagor for the cost of repair, rebuilding or restoration of buildings or other improvements on the Premises, provided that such proceeds shall be made available in the manner and under the conditions that the Mortgagee may require, including a right to approve all plans and specifications of such work before such work shall be commenced. If the proceeds are made available by the Mortgagee to reimburse the Mortgagor or any lessee for the cost of repair, rebuilding or restoration, any surplus, after payment of the cost of repair, rebuilding, restoration and the reasonable charges of the Disbursing Party, as that term is hereinafter defined, shall, at the option of the Mortgagee, be applied on account of the Indebtedness or paid to any party entitled thereto as the same appear on the records of the Mortgagee. No interest shall be allowed to Mortgagor on any proceeds of insurance held by the Disbursing Party.

            (b) As used in this Paragraph 5, the term "Disbursing Party" refers to the Mortgagee and to any responsible trust or title insurance company selected by the Mortgagee.

            (c) Notwithstanding anything contained in Paragraph 5(a) of this Mortgage to the contrary, provided that the Mortgagor is not in Default under this Mortgage, the Loan Agreement or any of the other Loan Documents, Mortgagor is hereby authorized to settle and adjust any claim under the insurance policies which insure against such risks and collect and receipt for the proceeds thereof so long as such claim does not exceed Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00).

            (d) Notwithstanding anything contained in Paragraph 5(a) of this Mortgage to the contrary, Mortgagee agrees that the insurance proceeds may, at the election of Mortgagor can be applied as provided in Paragraph 5(a)(y) hereof if and so long as the following conditions are satisfied: (i) Mortgagor is not then in Default under this Mortgage, the Loan Agreement or the other Loan Documents; (ii) No fact, circumstance, event or other condition has occurred which with the passage of time and/or the failure to cure would result in a Default under this Mortgage, the Loan Agreement or the other Loan Documents;
(iii) proceeds of the insurance together with the funds of Mortgagor on deposit with the Mortgagee is sufficient in Mortgagee's reasonable judgment to fully repair and restore the Premises so damaged to its condition immediately prior to the time of such casualty; and (iv) the Premises may legally be restored to the condition and use existing immediately prior to such casualty.

     6.     STAMP TAX; EFFECT OF CHANGES IN LAWS REGARDING TAXATION.   If, by
the laws of the United States of America or of any state or subdivision thereof having jurisdiction over the Mortgagor, Mortgagee or the Premises, any tax is due or becomes due in respect of the issuance of the Note or any document securing same, the Mortgagor covenants and agrees to pay such tax in the manner required by any such law. The Mortgagor further covenants to reimburse the Mortgagee for any sums which Mortgagee may expend by reason of the imposition of any such tax.


     7.     OBSERVANCE OF LEASE ASSIGNMENT

            (a) As additional security for the payment of the Note and for the faithful performance of the terms and conditions contained herein, Mortgagor has assigned to the Mortgagee all of its rights, title and interest as landlord in and to all current and future leases of the Premises.

            (b) Mortgagor will not, without Mortgagee's prior written consent:
(i) execute any assignment or pledge of any rents or any leases of all or any portion of the Premises except an assignment or pledge securing the Indebtedness; (ii) accept any payment of any installment of rent more than thirty (30) days before the due date thereof; (iii) modify, alter, amend or in any way change the terms and provisions of any Commercial Lease (as defined in the Loan Agreement); (iv) execute any residential lease on a form of lease not substantially in accordance with the form of lease approved by Mortgagee, or at less than competitive market rental rates; or (v) waive the obligation of any tenant under any of the leases to fully and timely perform in strict accordance with the terms thereof, except in the normal course of business.

            (c) Nothing in this Mortgage or in any other documents relating to the Note shall be construed to obligate Mortgagee, expressly or by implication, to perform any of the covenants of any landlord under any of the leases assigned to Mortgagee or to pay any sum of money or damages therein provided to be paid by the landlord, each and all of which covenants and payments Mortgagor agrees to perform and pay or cause to be performed and paid.

     8. MORTGAGEE'S PERFORMANCE OF DEFAULTED ACTS. In case of default herein by Mortgagor and same not being cured within the period, if any, hereinbelow provided, Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor in any form and manner Mortgagee deems expedient. All monies paid for any of the purposes herein authorized and all expenses paid or incurred to protect the Premises or the lien hereof, shall be so much additional Indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at the rate of interest set forth in the Note applicable to a period when a default exists thereunder. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any default on the part of Mortgagor.

     9.     ACCELERATION OF INDEBTEDNESS IN CASE OF DEFAULT.

            (a) Each of the following shall be deemed to be events of default pursuant to this Mortgage: (i) failure of Mortgagor to make any due and punctual payment of principal; (ii) the failure of Mortgagor to make any due and punctual interest payment on the Note, or any other payment due in accordance with the terms thereof or hereof, and such failure continues for a period of five (5) days after the date the same becomes due; or (iii) the Mortgagor generally fails to pay, or admits in writing its inability to pay, its debts as they become due with respect to the Premises, or files any petition or action for relief as to itself under any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law or laws for the relief of, or relating to, debtors, or applies for or consents to a receiver, trustee or custodian for it or a substantial portion of its property; or (iv) an involuntary petition is filed under any federal or state bankruptcy or similar statute, whether now or hereafter existing, against the Mortgagor or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any Collateral, as defined in the Loan Agreement, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of such filing or appointment; or (v) the Mortgagor shall make an assignment for the benefit of creditors; or (vi) the Mortgagor is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Collateral, as defined in the Loan Agreement, by any governmental department, office or agency, which could materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of their respective business affairs and failure to vacate, stay, dismiss, set aside or remedy the same within sixty (60) days after the occurrence thereof; or (vii) default shall be made in the due observance or performance of any other covenant, agreement or condition hereinbefore or hereinafter contained and required to be kept or performed or observed by the Mortgagor and same is not cured within thirty (30) days after written notice thereof from Mortgagee to Mortgagor, provided however that if such cure has been commenced within said 30 day period but, despite diligent attempts by Mortgagor to cure, the cure cannot be completed within said 30 day period, then Mortgagor shall have an additional 60 days to complete such cure so long as Mortgagor is diligently pursuing such cure; or (viii) default shall be made and continue beyond the applicable cure period set forth in the Loan Agreement for the due observance or performance of any covenant, agreement or condition required to be kept or observed by Mortgagor in the Loan Documents or in any other instrument given at any time to secure the payment of the Note.

            (b) Upon the occurrence of any of the events described in Paragraph
(a) above then and in any such event, the whole of the Indebtedness shall at once, at the option of the Mortgagee, become immediately due and payable without further notice to Mortgagor. If, while any insurance proceeds or condemnation awards are held by or for the Mortgagee to reimburse Mortgagor or any lessee for the cost of repair, rebuilding or restoration of building(s) or other improvement(s) or other improvement(s) on the Premises, the Mortgagee shall be or become entitled to accelerate the maturity of the Indebtedness, then and in such event, the Mortgagee shall be entitled to apply all such insurance proceeds and condemnation awards then held by or for it in reduction of the Indebtedness, and any excess held by it over the amount of the Indebtedness shall be paid to Mortgagor or any party entitled thereto, without interest, as the same appear on the records of the Mortgagee.

     10.    FORECLOSURE; EXPENSE OF LITIGATION.

            (a) When the Indebtedness or any part thereof becomes due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such Indebtedness or any part thereof. In any civil action to foreclose the lien hereof, there shall be allowed and included as additional Indebtedness in the order or judgment for foreclosure and sale all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees, appraiser's fees (except as otherwise provided in the Loan Agreement), outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of said order or judgment) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Mortgagee may deem reasonably necessary either to prosecute such civil action or to evidence to bidders at any sale which may be had pursuant to such order or judgment the true condition of the title to, or the value of, the Premises. All expenditures and expenses of the nature in this paragraph mentioned and such expenses and fees as may be incurred in the protection of the Premises and the maintenance of the lien of this Mortgage, including the fees of any attorneys employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Premises, including probate, appellate and bankruptcy proceedings, or in preparations for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the rate set forth in the Note applicable to a period when a default exists thereunder, and shall be secured by this Mortgage.

            (b) At all times that the Mortgagee shall appear in and defend any suit, action or proceeding that might in any way in the reasonable judgment of Mortgagee affect the value of the Premises, the priority of this Mortgage or the rights and powers of Mortgagee hereunder or under any document given at any time to secure the Indebtedness, Mortgagor shall, at all times, indemnify, hold harmless and reimburse Mortgagee, its directors, officers and employees on demand for any and all loss, damage, expense or cost, including cost of evidence of title and reasonable attorneys' fees, arising out of or incurred in connection with any such suit, action or proceeding, (including, without limitations, all expenses of litigation or preparation therefor whether or not Mortgagee is a party thereto) and the sum of such expenditures shall be secured by this Mortgage and shall bear interest after demand at the rate specified in the Note applicable to a period when a default exists thereunder, and such interest shall be secured hereby and shall be due and payable on demand.

     11. APPLICATION OF PROCEEDS OF FORECLOSURE SALE. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings; second, all other items which may, under the terms hereof, constitute Indebtedness additional to that evidenced by the Note, with interest thereon as herein provided; third, all principal and interest remaining unpaid on the Note; and fourth, any overplus to any party entitled thereto as their rights may appear on the records of the Mortgagee.

     12. APPOINTMENT OF RECEIVER OR MORTGAGEE-IN-POSSESSION. Upon, or at any time after, the commencement of an action to foreclose this Mortgage, the court in which such action was commenced may, upon request of the Mortgagee, appoint a receiver of the Premises either before or after foreclosure sale, without notice and without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Premises, the Mortgagee or any holder of the Note may be appointed as such receiver or as mortgagee in possession. Such receiver, or the mortgagee-in-possession, shall have power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure action and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be redemption or not, as well as during any further times, if any, when Mortgagor, except for the intervention of such receiver or mortgagee-in-possession, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver or mortgagee-in-possession to apply the net income in its hands in payment in whole or in part of: (a) the Indebtedness or the indebtedness secured by a decree foreclosing the lien of this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or the lien of such order or judgment, provided such application is made prior to the foreclosure sale; (b) the deficiency in case of a sale and deficiency.

     13. RIGHTS CUMULATIVE. Each right, power and remedy conferred upon the Mortgagee by this Mortgage and by all other documents evidencing or securing the Indebtedness and conferred by law and in equity is cumulative and in addition to every other right, power and remedy, express or implied, given now or hereafter existing, at law and in equity.

     14. MORTGAGEE'S RIGHT OF INSPECTION. Mortgagee shall have the right to inspect the Premises at all reasonable times and access thereto shall be permitted for that purpose.

     15.    CONDEMNATION.

            (a) Mortgagor hereby assigns, transfers and sets over unto the Mortgagee the entire proceeds of any award and any claim for damages for any of the Premises taken or damaged under the power of eminent domain or by condemnation. The Mortgagee may elect at its option: (x) to apply the proceeds of the award or claim upon or in reduction of the Indebtedness or (y) to make those proceeds available to Mortgagor or any lessee for repair, restoration or rebuilding of the Premises, in the manner and under the conditions that the Mortgagee may require. In any event, if the improvement(s) are repaired, restored or rebuilt, it shall be accomplished in accordance with plans and specifications to be submitted to and approved by the Mortgagee. If the proceeds are made available by the Mortgagee, any surplus which may remain out of said award after payment of such cost of repair, rebuilding, restoration and the reasonable charges of the Disbursing Party shall, at the option of the Mortgagee, be applied on account of the Indebtedness or paid to any party entitled thereto as the same appear on the records of the Mortgagee. If, as a result of the condemnation or eminent domain, the balance of the Premises do not, in Mortgagee's judgment, result in a complete economic unit having a substantially equivalent value to the Premises as it existed before the taking, Mortgagee can immediately demand repayment of the entire Indebtedness.

            (b) Notwithstanding anything contained in Paragraph 15(a) of this Mortgage to the contrary, provided that the Mortgagor is not in Default under this Mortgage, the Loan Agreement or any of the other Loan Documents, Mortgagor is hereby authorized to settle and adjust any claim for damages for any of the Premises taken by or damaged under the power of eminent domain or by condemnation, and collect and receipt for the proceeds thereof so long as such claim does not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

            (c) Notwithstanding anything contained in Paragraph 15(a) of this Mortgage to the contrary, Mortgagee agrees that the proceeds from the eminent domain or condemnation may, at the election of Mortgagor can be applied as provided in Paragraph 15(a)(y) hereof if and so long as the following conditions are satisfied: (i) Mortgagor is not then in Default under this Mortgage, the Loan Agreement or the other Loan Documents; (ii) No fact, circumstance, event or other condition has occurred which with the passage of time and/or the failure to cure would result in a Default under this Mortgage, the Loan Agreement or the other Loan Documents; (iii) proceeds from the eminent domain or condemnation together with the funds of Mortgagor on deposit with the Mortgagee is sufficient in Mortgagee's reasonable judgment to fully repair and restore the Premises so damaged to its condition immediately prior to the time of such taking; and (iv) the Premises may legally be restored to the condition and use existing immediately prior to such taking.

     16.    RELEASE UPON PAYMENT AND DISCHARGE OF MORTGAGOR'S OBLIGATIONS.

            Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon indefeasible payment and discharge of all Indebtedness.

     17. GIVING OF NOTICE. Any notice or other communication which any party hereby may desire or may be required to give to any party hereto shall be in writing, and shall be deemed given (i) when personally delivered, (ii) upon receipt if sent by a nationally recognized overnight courier service (e.g. Federal Express), addressed to a party at its address set forth below, or (iii) on the second business day after being deposited with the United States Postal Service, certified mail, postage prepaid, addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

     If to Mortgagee:    First Bank N.A., a National Banking
                          Association
                         The Wrigley Building
                         400-410 North Michigan Avenue
                         Chicago, Illinois 60611
                         Attention:  Mr. Gregory T. Warsek

     With a copy to:     Shefsky & Froelich Ltd.
                         Suite 2500
                         444 North Michigan Avenue
                         Chicago, Illinois  60611
                         Attn:  Gary I. Levenstein, Esq.

     If to Mortgagor:    The Chicago Dock and Canal Trust
                         455 East Illinois Street
                         Chicago, Illinois 60611
                         Attention:  Mr. David R. Tinkham

     With a copy to:     Wilson & McIlvaine
                         500 West Madison Street
                         Suite 3700
                         Chicago, Illinois  60661
                         Attention:  Michael F. Csar, Esq.

     18. WAIVER OF DEFENSE. No action for the enforcement of the lien or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing same in an action at law upon the Note.

     19.    WAIVERS.

            19.1. WAIVER OF STATUTORY RIGHTS INCLUDING RIGHT OF REDEMPTION. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws or any so-called "Moratorium Laws", now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of the lien of this Mortgage, but hereby waives the benefit of such laws. Mortgagor, for itself and all who may claim through or under it, waives any and all right to have the property and estates comprising the Premises marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Premises sold as an entirety. Mortgagor does hereby expressly waive any and all rights of redemption from sale under any order or judgment of foreclosure of the lien of this Mortgage on behalf of the Mortgagor, and each and every person, except judgment creditors of the Mortgagor in its representative capacity, acquiring any interest in or title to the Premises subsequent to the date of this Mortgage. To the full extent permitted by law, Mortgagor agrees that it will not, by invoking or utilizing any applicable law or laws or otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Mortgagee, but will suffer and permit the exercise of every such right, power and remedy as though no such law or laws have been or will have been made or enacted. To the full extent permitted by law,
(i) Mortgagor hereby agrees that no action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and valid in an action at law upon the Loan Documents executed in connection herewith; and (ii) to the extent not prohibited by law, Mortgagor does hereby waive any right to a trial jury in any action or proceeding to enforce or defend any rights of the Mortgagee under this Mortgage or any of the Loan Documents, or relating thereto or arising therefrom and agree that any such action or proceeding shall be tried before a court and not before a jury.

            19.2. WAIVER OF MARSHALLING Notwithstanding the existence of any other security interests in the Premises and/or Collateral held by Mortgagee or by any other party, Mortgagee shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Mortgagor and any other party who consents to this Mortgage and any party who now or hereafter acquires a security interest in the Premises and/or Collateral hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     20.    FURNISHING OF FINANCIAL STATEMENTS, OPERATING STATEMENTS AND LEASING
REPORTS TO MORTGAGEE.   Mortgagor covenants and agrees that it will keep and
maintain books and records of account in which full, true and correct entries shall be made of all dealings and transactions relative to the Premises, which books and records of account shall, at reasonable times and on reasonable notice, be open to the inspection of the Mortgagee and its accountants and other duly authorized representatives. Such books and records of account shall be kept and maintained (i) in accordance with generally accepted accounting principles consistently applied; and (ii) at the principal place of business of the Mortgagor or the managing agent for the Premises.

     21.    MISCELLANEOUS

            21.1. SEVERABILITY AND APPLICABLE LAW In the event one or more of the provisions contained in this Mortgage or in the Note or in any other document given at any time to secure the payment of the Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, the Note or other document and this Mortgage, the Note or other document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The validity and interpretation of this Mortgage and the Note it secures and any other document given at any time to secure the payment of the Note are to be construed in accordance with and governed by the laws of the State of Illinois.

            21.2.  ESTOPPEL CERTIFICATE

               (a) Mortgagor, within fifteen (15) days of a request by the Mortgagee, agrees to furnish from time to time a signed statement setting forth the amount of the Indebtedness and whether or not any Default, offset or defense then is alleged to exist against the Indebtedness and, if so, specifying the nature thereof and such other items reasonably requested by Mortgagee.

               (b) Mortgagee, within fifteen (15) days of a request by the Mortgagor, agrees to furnish from time to time a signed statement setting forth the amount of the Indebtedness and whether or not any Default then is alleged to exist, and if so, specifying the nature thereof.

            21.3. REGULATION G AND REGULATION U CLAUSE Mortgagor covenants that no portion of the proceeds evidenced by the Note will not be used for the purchase or carrying of registered equity securities within the purview and operation of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System.

            21.4. INDEMNITY The Mortgagor hereby indemnifies, protects, saves and holds forever harmless the Mortgagee, and its directors, officers, employees, agents and independent contractors, (for the purposes of this paragraph, the "Indemnified Parties") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including, without limitation, court costs and reasonable attorneys' fees and expenses, imposed upon, incurred by or asserted against the Indemnified Parties, or any of them, as a result of, in connection with or arising from any of the following (however in no event shall this indemnity be construed to include derivative suits of shareholders of Mortgagee against the directors and/or officers of Mortgagee): (a) the ownership or operation of the Premises or any interest therein or receipt by the Mortgagor of any rent or other sum therefrom;
(b) any accident, injury to or death of persons or loss or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, vaults and vault space, if any, adjacent parking areas, streets or ways, (c) the condition of the Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, the adjacent parking areas, streets or ways; (d) any failure on the part of the Mortgagor to perform or comply with any of the terms, covenants, conditions and provisions of the loan documents; or (e) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. Any amounts payable to the Indemnified Parties, or any of them, under this paragraph which are not paid within ten (10) business days after written demand therefor by the Indemnified Parties shall be so much additional Indebtedness hereby secured and shall bear interest from the date of such demand to the date of receipt by the Indemnified Parties of payment at the rate set forth in the Note applicable to a period when a default exists thereunder, and the Mortgagee shall, in addition to any other right, power or remedy available to the Mortgagee, have the same rights, powers and remedies in the event of nonpayment of any such sum by the Mortgagor as in the case of a default by the Mortgagor in the payment of the Indebtedness. The obligations of the Mortgagor under this paragraph shall survive any termination, release or satisfaction of this Mortgage.

     22.    SECURITY AGREEMENT AND FINANCING STATEMENT

            (a) Mortgagor and Mortgagee agree: (i) that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of Illinois with respect to all sums on deposit with the Mortgagee (the "Deposits") and with respect to any personal property included in the definition herein of the word "Premises", which personal property may not be deemed to form a part of the real estate described in Exhibit "A" or may not constitute a "fixture" (within the meaning of Section 9-313 of the Code), and all replacements of such property, substitutions for such property, additions to such property, and the proceeds thereof (said property, replacements, substitutions, additions and the proceeds thereof being sometimes herein collectively referred to as the "Collateral"); and (ii) that a security interest in and to the Collateral and the Deposits is hereby granted to the Mortgagee; and (iii) that the Deposits and all of the Mortgagor's right, title and interest therein are hereby assigned to the Mortgagee; all to secure payment of the Indebtedness and to secure performance by the Mortgagor of the terms, covenants and provisions hereof. Notwithstanding anything contained herein to the contrary, in no event shall Mortgagee use the Tax and Insurance Account or the security deposit accounts of tenants under leases to the Premises for anything other than their intended use.

            (b) In the event of a default under this Mortgage, and such is not cured within the period, if any, so provided hereinabove, the Mortgagee, pursuant to the appropriate provisions of the Code, shall have an option to proceed with respect to both the real property and the improvements thereon and Collateral in accordance with its rights, powers and remedies with respect to the real property and the improvements thereon, in which event the default provisions of the Code shall not apply. The parties agree that if the Mortgagee shall elect to proceed with respect to the Collateral separately from the real property and the improvements thereon, ten (10) days notice of the sale of the Collateral shall be reasonable notice. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses incurred by Mortgagee, including, but not limited to, equitable actions and all appeals. The Mortgagor shall, from time to time, on request of the Mortgagee, deliver to the Mortgagee at the cost of the Mortgagor: (i) such further financing statements and security documents and assurances as Mortgagee may require, to the end that the liens and security interests created hereby shall be and remain perfected and protected in accordance with the requirements of any present or future law; and (ii) an inventory of the Collateral in reasonable detail. The Mortgagor covenants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto, unless the Mortgagee otherwise consents, will be free and clear of liens, encumbrances, title retention devices and security interests of others.

            (c) The Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Premises" herein are or are to become fixtures on the land described in Exhibit "A"; (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; and (iii) Mortgagor is a record owner of the land described in EXHIBIT A.

            (d) If the Collateral is sold in connection with a sale of the Premises, Mortgagor shall notify the Mortgagee prior to such sale and shall require as a condition of such sale that the purchaser specifically agree to assume Mortgagor's obligations as to the security interests herein granted and to execute whatever agreements and filings are deemed necessary by the Mortgagee to maintain Mortgagee's first perfected security interest in the Collateral, Deposits and the deposits described in Paragraph 3 above.

     23.    DUE ON SALE OR FURTHER ENCUMBRANCE CLAUSE.

            (a) In determining whether or not to make the loan evidenced by the Note and secured hereby, Mortgagee examined the credit-worthiness of Mortgagor found it acceptable and relied and continues to rely upon same as the means of repayment of the Note. Mortgagee also evaluated the background and experience of Mortgagor in owning and operating property such as the Premises, found same acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises. Mortgagor is an entity/person well-experienced in borrowing money and owning and operating property such as the Premises, was ably represented by a licensed attorney at law in the negotiation and documentation of the loan evidenced by the Note and secured hereby and bargained at arm's length and without duress of any kind for all of the terms and conditions of the loan, including this provision. Mortgagor recognizes that Mortgagee is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, if the security for which is purchased by a party other than the original Mortgagor. Mortgagor further recognizes that any secondary or junior financing placed upon the Premises or any interest in the Mortgagor, (i) may divert funds which would otherwise be used to pay the Note; (ii) could result in acceleration and foreclosure by any such junior encumbrance which would force Mortgagee to take measures and incur expenses to protect its security; (iii) would detract from the value of the Premises should Mortgagee come into possession thereof with the intention of selling same; and
(iv) impair Mortgagee's right to accept a deed in lieu of foreclosure, as a foreclosure by Mortgagee would be necessary to clear the title to the Premises.

            (b) In accordance with the foregoing and for the purposes of (i) protecting Mortgagee's security, both of repayment and of the value of the Premises; (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor; (iii) allowing Mortgagee to raise the interest rate and/or collect assumption fees; and (iv) keeping the Premises free of subordinate financing liens, Mortgagor agrees that if this paragraph be deemed a restraint on alienation, that it is a reasonable one and that, except as otherwise provided in the Loan Agreement, any sale, conveyance, assignment, further encumbrance or other transfer of title to the Premises or any interest therein (whether voluntary or by operation of law) without the Mortgagee's prior written consent shall be a default hereunder for which no notice need be given and no cure period shall be permitted.

     Any consent by the Mortgagee, or any waiver of an event of default, under this paragraph shall not constitute a consent to, or waiver of any right, remedy or power of the Mortgagee upon a subsequent event of default under this Paragraph.

     24.    HAZARDOUS SUBSTANCES - STATUS AND INDEMNITY

            (a) As a material inducement to Mortgagee to disburse the funds evidenced by the Note secured hereby, the Mortgagor does hereby represent and covenant that to the best of Mortgagor's knowledge (i) there is no presence of any Hazardous Substances, as that term is hereinafter defined, on, at, in or affecting the Premises or the groundwater underlying same; (ii) no spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on, in, at or onto the Premises; (iii) no spills or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of any construction on, at, in or the operation and use of the Premises; (iv) there is no presence of any equipment containing polychlorinated biphenyl ("PCB"); and (v) there is no presence of any asbestos in use or on the Premises.

            (b) In connection with construction in, at or on the Premises or the operation and use of the Premises, there has been no failure to comply with all applicable local, state, and federal environmental laws, regulations, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport, and disposal of any Hazardous Substances.

            (c) In addition to all other obligations of the Mortgagor to indemnify the Mortgagee, Mortgagor agrees to indemnify and hold Mortgagee harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, costs, and expenses (including without limitation reasonable attorney's fees) arising directly or indirectly from, out of, or in any way connected with (i) the presence of any Hazardous Substances in, at, on or off the Premises or (ii) any violation or alleged violation of any local, state, or federal environmental law, regulation, ordinance, or administrative or judicial order relating to Hazardous Substances, whether attributable to events occurring before or after Mortgagor's acquisition of the Premises, but excluding events occurring after the Mortgagee (or its designee or assignee) acquires title to the Premises. The obligations of Mortgagor under this paragraph shall survive any termination, release or satisfaction of this Mortgage.


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

            (d) Mortgagor covenants that it shall not create, store, or release or allow the creation, storage or release of any Hazardous Substances (except for nominal amounts used in the ordinary course of business) on the Premises and, at Mortgagor's sole cost and expense, it shall remove or cause to be removed any Hazardous Substances on, at or in the Premises or the groundwater underlying same, in accordance with such remediation as may be required by applicable law.

            (e) As used in this Mortgage, "Hazardous Substances" shall mean: any hazardous, toxic or dangerous waste, substance or material subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and federal, state or local so-called "Superfund" or "Superlien" laws, or any other federal, state or local laws, ordinances, rules or regulations governing or regulating hazardous materials, pollution, the environment or public health, as now or at any time hereafter in effect

     25. FUTURE ADVANCE. At all times, regardless of whether any loan proceeds have been disbursed, this Mortgage secures as part of the Indebtedness the payment of all loan commissions, service charges, liquidated damages, attorneys' fees, expenses and advances due to or incurred by Lender in connection with the Indebtedness, all in accordance with the Note, this Mortgage, and the Loan Agreement, provided, however, that in no event shall the total amount of the Indebtedness, including loan proceeds disbursed plus any additional charges, exceed two hundred percent (200%) of the face amount of the Note. Mortgagor acknowledges that Mortgagee has bound itself to make advances pursuant to the Loan Agreement and that all such future advances shall be a lien from the time this Mortgage is recorded, as provided in the Act.

     26. NON-RECOURSE. Anything contained herein notwithstanding, the Mortgagor shall have no liability for the payment or performance of any of the covenants, obligations or indemnifications contained in this Mortgage, the Loan Agreement, the Note, or the other Loan Documents under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, except as provided below; provided, however, that nothing contained herein (a) shall be taken to prevent unlimited recourse to, and the enforcement against the Premises and the lease and rents connected therewith, for any and all liabilities, obligations and undertakings contained herein, in the Note, the Loan Agreement or other Loan Documents; or (b) shall limit, restrict or impair Mortgagee's rights or the rights of the holder of the Note to accelerate the maturity thereof upon an Event of Default under this Mortgage, the Loan Agreement, the Note or the other Loan Documents, to bring suit and obtain a judgment against the Mortgagor (provided execution thereof shall be limited to the Premises and to the lease and rents connected therewith, and any income and proceeds in respect thereof) on the Note, or to exercise


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

all rights and remedies provided under the Note and under this Mortgage, the Loan Agreement and the other Loan Documents so as to otherwise realize upon said Premises, leases and rents. And provided further, nothing contained in this Mortgage, the Loan Agreement, the Note, or the other Loan Documents shall be taken to prevent enforcement of any claim with respect to, and the Mortgagor and all other applicable parties shall remain fully liable to the extent they would otherwise be, for (i) a breach or failure of any of the representation or warranties of the Mortgagor contained herein, in the Loan Agreement, the Note or the other Loan Documents; (ii) for fraud or a material misrepresentation; (iii) the misapplication of condemnation awards and insurance proceeds received by the Mortgagor; (iv) any and all security deposits; (v) prepaid rents, income and profits collected with respect to the Premises more than thirty (30) days in advance and not applied to the payment of debt service or operating expenses;
(vi) any and all of the Mortgagee's costs, expenses, damages or liabilities (including, without limitation, all attorney's fees and court costs) directly or indirectly arising out of, or attributable to, the use, generation, storage, release, threatened release, discharge, disposal or presence, on, under or about the Premises of any Hazardous Materials; (vii) real estate taxes and insurance premiums due and payable through the date on which the Mortgagee (or its assignee or designee) acquires title to the Premises; (viii) any claims made by tenants of the Premises arising out of matters that occur prior to the date on which the Mortgagee (or its assignee or designee) acquires title to the Premises; (ix) any rental or other income arising with respect to the Premises and collected by the Mortgagor after the Mortgagee gives notice that the Mortgagor is in Default, and for so long as said Default continues, to the full extent of such rental or other income after payment of ordinary and usual costs and expenses of ownership and operation of the Premises; and (x) waste committed by Mortgagor at the Premises.

     27. TRUSTEE EXCULPATION. The Mortgagor is an Illinois business trust established under a Declaration of Trust dated January 22, 1962, and restated as of September 16, 1986, and subsequently amended, a copy of which is on file at the office of Mortgagor and is available for examination. The name "The Chicago Dock and Canal Trust" refers to the Trustees under said Declaration as Trustees and not personally; no Trustee, beneficiary, officer or agent of The Chicago Dock and Canal Trust shall be held to any personal liability in connection with any representation or agreement contained in this Mortgage or in connection with the affairs of said Trust, and Mortgagee shall look solely to the funds


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

and property of said Trust for the payment of any debt, demand or liability.

            IN WITNESS WHEREOF, the Mortgagor has executed this instrument as of the day and year first above written.


                              THE CHICAGO DOCK AND CANAL TRUST, an Illinois business trust


                              By: __________________________________________
                                   Name: ___________________________________
                                   Title: __________________________________

ATTEST:


By: __________________________________
     Name: ___________________________
     Title: __________________________

STATE OF ILLINOIS        )
                         )  SS
COUNTY OF   COOK         )

      I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that _________________ personally known to me to be the _______________________ of The Chicago Dock and Canal Trust, an Illinois business trust aforesaid and ___________________, the ________________ of The
Chicago Dock and Canal Trust, an Illinois business trust, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such ______________________ and ________________________ signed and delivered the said instrument as _______________________ and _____________________ of said
_____________, given by the Board of Directors of said _____________ as his/her free and voluntary act, and as the free and voluntary act and deed of said ____________, for the uses and purposes therein set forth.

      Given under may hand and official seal this __ day of December, 1994.



                                   _______________________________
                                   Notary Public


Commission expires _____________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION